      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         SALOMON SMITH BARNEY HOLDINGS INC.                            TARGETS TRUST II
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)   (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                      DELAWARE                                             DELAWARE
              (STATE OF INCORPORATION                              (STATE OF INCORPORATION
                  OR ORGANIZATION)                                     OR ORGANIZATION)

                     22-1660266                                           13-7180827
        (I.R.S. EMPLOYER IDENTIFICATION NO.)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                388 GREENWICH STREET
                 NEW YORK, NEW YORK                                         10013
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective with the effectiveness of a concurrent registration pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement to which this form relates:   333-71667
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE IN WHICH
          TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

Targeted Growth Enhanced Terms Securities         Chicago Board Options Exchange
("TARGETS(SM)") With Respect to the Common
Stock of Lucent Technologies Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 7, 8 through 11 and 18 through 32, respectively, of the registrants' Prospectus, Subject to Completion, dated March 12, 1999 (Registration No. 333-71667), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated March 12, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on March 15, 1999.

         99 (B). Certificate of Trust of TARGETS Trust II, incorporated by reference to Exhibit 4(a) to the registration statement (the "Registration Statement") on Form S-3 of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust II, incorporated by reference to Exhibit 4(f) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(k) to the Registration Statement.

         99 (E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(p) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Salomon Smith Barney Holdings Inc.
                                              (Registrant)



Date: April 7, 1999                          By: /s/ Thomas Schwartz
                                                 Name:  Thomas Schwartz
                                                 Title: Deputy Treasurer

                                              TARGETS Trust II
                                              (Registrant)



Date: April 7, 1999                          By: /s/ Michael J. Day
                                                 Name:  Michael J. Day
                                                 Title: Regular Trustee

                                INDEX TO EXHIBITS

EXHIBIT NO.                           EXHIBIT
-----------                           -------

  99(A). Prospectus, Subject to Completion, dated March 12, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on March 12, 1999 (No. 333-71667).

  99(B). Certificate of Trust of TARGETS Trust II, incorporated by reference to Exhibit 4(a) to the Registration Statement.

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust II, incorporated by reference to Exhibit 4(f) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(k) to the Registration Statement.

  99(E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(p) to the Registration Statement.

  99(F).       Form of TARGETS (included in Exhibit 99(C)).

  99(G).       Form of Forward Contract (included in Exhibit 99 (E)).


                                       4